QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As oil and gas consultants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to registration Statement of Form S-3 of our report dated January 18, 2008, included in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2007, and to the reference to us under the caption "Experts" appearing in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons, P.E. Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
December 10, 2008

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS